EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-137560) and related Prospectus of PrivateBancorp, Inc. for the registration of 1,200,000 shares of its common stock and to the incorporation by reference therein of our report dated March 2, 2006 (except for Note 11 as to which the date is September 18, 2006) with respect to the consolidated financial statements of PrivateBancorp, Inc. included in PrivateBancorp, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 19, 2006, and our reports dated March 2, 2006, with respect to the consolidated financial statements of PrivateBancorp, Inc., PrivateBancorp, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of PrivateBancorp, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

              /s/ Ernst & Young, LLP

Chicago, Illinois
October 17, 2006